Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of ULURU Inc. of our report dated March 30, 2009 relating to the financial statements which appear in the Annual Report on Form 10-K of ULURU Inc. filed with the Securities and Exchange Commission on March 30, 2009.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Lane Gorman Trubitt, L.L.P.

Dallas, Texas
July 22, 2009